Exhibit 99.1

Contacts:
Stephanie Diaz (Investors)	Tim Brons (Media)
Vida Strategic Partners	Vida Strategic Partners
415-675-7401	415-675-7402
sdiaz@vidasp.com	tbrons@vidasp.com

Avid Bioservices Reports Financial Results for Fourth Quarter and

Full Fiscal Year Ended April 30, 2022 and Recent Developments

-- Recorded Fourth Quarter and Full Fiscal Year Revenue of $31 Million and $120 Million, Respectively --

-- Signed $44 Million in Net New Business Orders and Ended the Quarter with a Record High Backlog of $153 Million --

-- New Cell and Gene Therapy Analytical and Process Development Suites Now Operational and CGMP Manufacturing Suites

Continue On Schedule; Myford South Facility Construction On Schedule --

-- Project Fiscal 2023 Revenue of $140 to $145 Million, Representing 17% - 21% Growth Over Fiscal 2022 --

TUSTIN, Calif., June 29, 2022 -- Avid Bioservices, Inc. (NASDAQ:CDMO), a dedicated biologics contract development and manufacturing organization (CDMO) working to improve patient lives by providing high quality development and manufacturing services to biotechnology and pharmaceutical companies, today announced financial results for the fourth quarter and full fiscal year, ended April 30, 2022.

Highlights from the Quarter and Fiscal Year Ended April 30, 2022, and Other Events:

“We made considerable progress during fiscal 2022. During the year, we achieved revenue of $120 million, representing a doubling of revenues recorded in fiscal 2020. Notably, Q4 fiscal 2022 was the eighth consecutive quarter of operational profitability for the company. The company signed net new project orders for $155 million in fiscal 2022, leading to a backlog of $153 million; Avid’s largest backlog to-date. Supporting this growth, as well as that which we anticipate in the coming years, our facilities and service expansions continue to proceed according to plan,” stated Nick Green, president and chief executive officer of Avid Bioservices.

“Our momentum in fiscal 2022 was driven in part by the exceptional performance of our enhanced commercial team. Over the last six months, we expanded the sales teams for both our mammalian and our cell and gene therapy businesses. We also expanded our business operations team to best support our growing project pipeline. This new organization has had great success, highlighted by the fact that it signed the same number of new projects in the second half of fiscal 2022 as signed in all of fiscal 2021.

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“During the period, our facilities and service expansions continued to advance on a timeline that will allow us to meet the demand of existing customers that are expanding their manufacturing work with us as well as our newest and prospective customers. With respect to our 53,000 square foot cell and gene therapy facility, we recently completed the first phase of a two-phase construction plan, opening our new analytical and process development laboratories eight months to the day after we announced our intention to expand into the cell and gene therapy business. Construction of the CGMP suites for our cell and gene therapy facility, the second phase of this expansion, remains on track and those manufacturing suites are expected to come online in mid-calendar 2023. The expansion of our Myford facility, which houses our mammalian operations, is also being constructed in a two-phase process. As reported last quarter, the company completed the first phase with the opening of a new downstream suite. The second phase of this project is focused on the Myford South facility and is on track to come online at the beginning of calendar year 2023, which at our current growth rate will be ideally timed to provide much needed capacity for fiscal 2024.

“Finally, we are delighted to announce a further expansion of our process development capacity for our mammalian cell business. Once complete at the end of this calendar year, these new suites will double our current process development capacity which came online in October of 2019. This new line will significantly increase capacity at the front-end of our mammalian cell business, which is critical to the efficient on-boarding of new clients. It is expected that this expansion will cost approximately $6 million, and upon completion, will have the potential to generate approximately $20 million in additional revenue capacity.

“Given the growth momentum achieved during fiscal 2022, our significant year-end backlog, and the increase in demand anticipated during fiscal 2023, we are pleased to announce revenue guidance for fiscal 2023 of between $140 and $145 million.”

Financial Highlights and Guidance

•	The company is providing revenue guidance for fiscal 2023 of $140 million to $145 million, a 17% - 21% increase over fiscal 2022.

•	Revenues for the fourth quarter of fiscal 2022 were $31.2 million, representing a 13% increase compared to $27.6 million recorded in the prior year period. The increase in revenues for the quarter can primarily be attributed to an increase in the scope of in-process and completed manufacturing runs and an increase in process development revenues primarily associated with services provided to new customers as compared to the prior year period. For the 2022 full fiscal year, revenues were $119.6 million, a 25% increase compared to $95.9 million in the prior year period. The increase in revenues for the 2022 full fiscal year, as compared to the prior year period can primarily be attributed to an increase in the number and scope of in-process and completed manufacturing runs, unutilized reserved capacity fees, and process development revenues.

•	As of April 30, 2022, revenue backlog was $153 million, representing a net increase of 30% compared to $118 million at the end of fiscal 2021. The company expects to recognize the majority of this backlog during fiscal 2023.

•	Gross margin for the fourth quarter of fiscal 2022 was 22%, compared to a gross margin of 29% for the fourth quarter of fiscal 2021. Factors impacting the gross margin for the quarter were primarily from increases in costs associated with the growth of our business and our facility expansions including compensation and benefit expenses as well as increases in facility and related expenses, partially offset by higher revenues during the period. Gross margin for the 2022 full fiscal year was 31%, consistent with 31% for the prior year period.

•	Selling, general and administrative expenses (“SG&A”) for the fourth quarter of fiscal 2022 were $5.9 million, an increase of 17% as compared to $5.1 million recorded for the fourth quarter of fiscal 2021. The increase in SG&A for the fourth quarter was primarily due to higher compensation and benefit expenses as well as increased facility and related expenses. For the 2022 full fiscal year, SG&A expenses were $21.2 million as compared to $17.1 million for the prior year. The increase in SG&A during the 2022 full fiscal year was primarily due to compensation and benefit expenses, facility and related expenses, advertising costs and legal and accounting fees.

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•	During the fourth quarter of fiscal 2022 we recorded a non-cash income tax benefit of $115 million, or $1.63 per diluted share, due to release of our valuation allowance recorded against the company's deferred tax assets (DTAs). The company previously maintained a valuation allowance on its DTAs until there is sufficient evidence to support the reversal of all or some portion of these allowances. On a periodic basis, the company reassesses the valuation allowance of its DTAs, weighing all positive and negative evidence, to assess if it is more-likely-than-not that some or all of the company's DTAs will be realized. As of the fourth quarter of fiscal 2022, the company has demonstrated profitability and cumulative pretax income as well as forecasting revenue growth. After assessing both the positive and negative evidence, the company determined that it was more-likely-than-not that its DTAs would be realized and released the valuation allowance related to federal and state DTAs as of April 30, 2022.

•	For the fourth quarter of fiscal 2022, the company recorded net income attributable to common stockholders of $115.6 million or $1.87 per basic and $1.65 per diluted share, as compared to a net loss attributable to common stockholders of $2.7 million or $0.04 per basic and diluted share, for the fourth quarter of fiscal 2021. For the 2022 full fiscal year, the company recorded net income attributable to common stockholders of $127.7 million or $2.08 per basic and $1.84 per diluted share, compared to net income attributable to common stockholders of $3.3 million or $0.06 per basic and diluted share, for the 2021 full fiscal year. Excluding the non-cash income tax benefit of $115.0 million recorded during the fourth quarter of fiscal 2022, the company’s net income attributable to common stockholders was approximately $600 thousand or $0.01 per basic and diluted share for the quarter, and $12.7 million or $0.21 per basic and diluted share for the full fiscal year 2022.

•	The company reported $126.2 million in cash and cash equivalents as of April 30, 2022 compared to $169.9 million as of the prior fiscal year ended April 30, 2021.

More detailed financial information and analysis may be found in Avid Bioservices’ Annual Report on Form 10-K, which will be filed with the Securities and Exchange Commission today.

Recent Corporate Developments

•	The company’s commercial team signed multiple new project orders during the fourth quarter, totaling approximately net $44 million. For the 2022 full fiscal year, the company signed new project orders totaling approximately net $155 million. These projects span all areas of the business, from process development to commercial manufacturing.

•	The company continues to make progress with both the Myford South expansion, as well as the construction of its new dedicated cell and gene therapy facility. The company currently expects to complete the second phase of its Myford South expansion, which includes both upstream and downstream CGMP manufacturing suites, during the first quarter of calendar 2023. With respect to the cell and gene therapy business, the company brought its process and analytical development capacity online in mid-June 2022. The company remains on track to bring the CGMP manufacturing suites online in mid-calendar 2023. Please visit the Avid website Facilities page for more information about the company’s expansions and videos documenting progress (https://avidbio.com/expansion-updates/).

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Statement Regarding Use of Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures such as non-GAAP adjusted net income, free cash flow, as well as adjusted EBITDA. The company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The company believes that they provide useful information about operating results, enhance the overall understanding of our operating performance and future prospects, and allow for greater transparency with respect to key metrics used by management in our financial and operational decision making. These non-GAAP financial measures exclude amounts that the company does not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization and our senior management. The company computes non-GAAP financial measures using the same consistent method from quarter to quarter and year to year, and may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.

The company reports non-GAAP financial measures in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. generally accepted accounting principles (GAAP). These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. The company believes that non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures, and encourages investors to carefully consider our results under GAAP, as well as the supplemental non-GAAP information and the reconciliations between these presentations, to more fully understand our business.

Non-GAAP net income excludes stock-based compensation; business transition and related costs including corporate initiatives into new business activities such as our expansion into viral vectors for the cell and gene therapy sector of the market and other costs directly associated with such activities, and severance and related expenses; non-cash interest expense on convertible senior notes for the accretion of the issuance costs associated with our convertible senior notes; and other income or expense items. Adjusted EBITDA excludes non-cash operating charges for stock-based compensation, depreciation and amortization as well as non-operating items such as interest income, interest expense, and income tax expense or benefit. For the reasons explained above, adjusted EBITDA also excludes certain business transition and related costs. The company also uses measures such as free cash flow, which represents cash flow from operations less cash used in the acquisition and disposition of capital.

Additionally, non-GAAP net income and adjusted EBITDA are key components of the financial metrics utilized by the company’s compensation committee to measure, in part, management’s performance and determine significant elements of management’s compensation. The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between GAAP and non-GAAP financial measures included at the end of this press release.

Conference Call

Avid will host a conference call and webcast this afternoon, June 29, 2022, at 4:30 PM EST (1:30 PM PST).

To listen to the conference call, please dial (877) 312-5443 or (253) 237-1126 and request the Avid Bioservices conference call. To listen to the live webcast, or access the archived webcast, please visit: https://ir.avidbio.com/investor-events.

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About Avid Bioservices, Inc.

Avid Bioservices (NASDAQ:CDMO), an S&P SmallCap 600 company, is a dedicated contract development and manufacturing organization (CDMO) focused on development and CGMP manufacturing of biologics. The company provides a comprehensive range of process development, CGMP clinical and commercial manufacturing services for the biotechnology and biopharmaceutical industries. With 29 years of experience producing monoclonal antibodies and recombinant proteins, Avid's services include CGMP clinical and commercial drug substance manufacturing, bulk packaging, release and stability testing and regulatory submissions support. For early-stage programs the company provides a variety of process development activities, including upstream and downstream development and optimization, analytical methods development, testing and characterization. The scope of our services ranges from standalone process development projects to full development and manufacturing programs through commercialization. www.avidbio.com

Forward-Looking Statements

Statements in this press release, which are not purely historical, including statements regarding Avid Bioservices' intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that the ongoing COVID-19 pandemic will adversely affect our or our customers’ business and operations, the risk the company may experience delays in engaging new clients, the risk that the company may not be successful in executing client projects, the risk that the company may experience technical difficulties in completing client projects due to unanticipated equipment and/or manufacturing facility issues which could result in projects being terminated or delay delivery of products to customers, revenue recognition and receipt of payment or result in the loss of the customer, the risk that one or more existing customers terminates its contract prior to completion or reduces or delays its demand for development or manufacturing services which could adversely affect guided fiscal 2023 revenues, the risk that the completion of the second phase the of the Myford expansion and/or the cell and gene therapy facility may be delayed, may cost more than anticipated or may not increase revenue generating capacity by the amounts contemplated, the risk that expanding into a new biologics manufacturing segment may distract senior management’s focus on the company’s existing operations and/or its current expansion of the Myford facility, the risk that the company may experience delays in hiring qualified individuals into the viral vector business, the risk that the company may experience delays in engaging initial customers for the viral vector business, and the risk that the viral vector business may not become profitable for several years, if ever. Our business could be affected by a number of other factors, including the risk factors listed from time to time in our reports filed with the Securities and Exchange Commission including, but not limited to, our annual report on Form 10-K for the fiscal year ended April 30, 2022, as well as any updates to these risk factors filed from time to time in our other filings with the Securities and Exchange Commission. We caution investors not to place undue reliance on the forward-looking statements contained in this press release, and we disclaim any obligation, and do not undertake, to update or revise any forward-looking statements in this press release except as may be required by law.

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avid bioservices, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS and comprehensive INCOME

(In thousands, except per share information)

	Three Months Ended April 30,		Twelve Months Ended April 30,
	2022	2021	2022	2021
Revenues	$31,226	$27,606	$119,597	$95,868
Cost of revenues	24,242	19,463	82,949	66,561
Gross profit	6,984	8,143	36,648	29,307

Operating expenses:
Selling, general and administrative	5,915	5,055	21,226	17,064
Total operating expenses	5,915	5,055	21,226	17,064
Operating income	1,069	3,088	15,422	12,243
Interest expense	(555)	(1,160)	(2,680)	(1,164)
Other income (expense), net	73	63	(81)	133
Net income before income taxes	587	1,991	12,661	11,212
Income tax benefit	115,011	–	115,011	–
Net income	$115,598	$1,991	$127,672	$11,212
Comprehensive income	$115,598	$1,991	$127,672	$11,212

Series E preferred stock accumulated dividends	–	(1,211)	–	(4,455)
Impact of Series E preferred stock redemption	–	(3,439)	–	(3,439)
Net income (loss) attributable to common stockholders	$115,598	$(2,659)	$127,672	$3,318

Net income (loss) per share attributable to common stockholders:
Basic	$1.87	$(0.04)	$2.08	$0.06
Diluted	$1.65	$(0.04)	$1.84	$0.06

Weighted average common shares outstanding:
Basic	61,761	60,927	61,484	58,222
Diluted	70,394	63,142	70,474	59,426

- Continued -

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avid bioservices, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

	April 30, 2022	April 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$126,166	$169,915
Accounts receivable, net	20,547	18,842
Contract assets	5,369	6,112
Inventory	26,062	11,871
Prepaid expenses	1,879	1,064
Total current assets	180,023	207,804

Property and equipment, net	92,955	37,455
Operating lease right-of-use assets	36,806	18,691
Deferred tax assets	115,082	–
Other assets	4,627	1,210
Restricted cash	350	350
Total assets	$429,843	$265,510

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,504	$9,257
Accrued compensation and benefits	8,418	8,794
Contract liabilities	53,798	50,769
Current portion of operating lease liabilities	2,969	1,355
Other current liabilities	1,072	761
Total current liabilities	75,761	70,936

Convertible senior notes, net	139,577	96,949
Operating lease liabilities, less current portion	37,886	19,889
Finance lease liabilities, less current portion	2,093	–
Total liabilities	255,317	187,774

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000 shares authorized; no shares issued and outstanding at respective dates	–	–
Common stock, $0.001 par value; 150,000 shares authorized; 61,807 and 61,069 shares issued and outstanding at respective dates	62	61
Additional paid-in capital	605,841	637,534
Accumulated deficit	(431,377)	(559,859)
Total stockholders’ equity	174,526	77,736
Total liabilities and stockholders’ equity	$429,843	$265,510

- Continued -

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avid bioservices, INC.

ITEMIZED RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES

(Unaudited)

(In thousands)

	Three Months Ended April 30,		Twelve Months Ended April 30,
	2022	2021	2022	2021
GAAP net income (loss) attributable to common stockholders	$115,598	$(2,659)	$127,672	$3,318
Stock-based compensation	2,028	1,100	7,380	3,854
Business transition and related costs	1,376	123	3,147	343
Non-cash interest expense	264	916	1,030	916
Income tax benefit	(115,011)	–	(115,011)	–
Preferred stock accumulated dividends	–	1,211	–	4,455
Impact of preferred stock redemption	–	3,439	–	3,439
Adjusted net income	$4,255	$4,130	$24,218	$16,325

GAAP net income (loss) attributable to common stockholders	$115,598	$(2,659)	$127,672	$3,318
Depreciation and amortization	1,420	913	4,480	3,453
Interest expense	555	1,160	2,680	1,164
Other (income) expense, net	(73)	(63)	81	(133)
Stock-based compensation	2,028	1,100	7,380	3,854
Business transition and related costs	1,376	123	3,148	343
Income tax benefit	(115,011)	–	(115,011)	–
Preferred stock accumulated dividends	–	1,211	–	4,455
Impact of preferred stock redemption	–	3,439	–	3,439
Adjusted EBITDA	$5,893	$5,224	$30,430	$19,893

GAAP net cash provided by operating activities	$612	$17,860	$9,465	$31,182
Purchase of property and equipment	(24,566)	(4,147)	(56,411)	(9,864)
Free cash flow	$(23,954)	$13,713	$(46,946)	$21,318

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